EXHIBIT 99.1

First Capital, Inc. Reports Annual and Quarterly Earnings

CORYDON, Ind., Jan. 24, 2025 (GLOBE NEWSWIRE) -- First Capital, Inc. (the “Company”) (NASDAQ: FCAP), the holding company for First Harrison Bank (the “Bank”), today reported net income of $11.9 million, or $3.57 per diluted share, for the year ended December 31, 2024, compared to net income of $12.8 million, or $3.82 per diluted share, for the year ended December 31, 2023.

Results of Operations for the Years Ended December 31, 2024 and 2023

Net interest income after provision for credit losses increased $894,000 for the year ended December 31, 2024 compared to the same period in 2023. Interest income increased $6.9 million when comparing the two periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 3.96% for the year ended December 31, 2023 to 4.49% for the same period in 2024. Interest expense increased $5.7 million as the average cost of interest-bearing liabilities increased from 1.11% for the year ended December 31, 2023 to 1.73% for the same period in 2024, in addition to an increase in the average balance of interest-bearing liabilities from $809.2 million for the year ended December 31, 2023 to $850.0 million for the year ended December 31, 2024. As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.16% for the year ended December 31, 2023 to 3.20% for the same period in 2024. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the year ended December 31, 2023 to the year ended December 31, 2024.

Based on management’s analysis of the Allowance for Credit Losses (“ACL”) on loans and unfunded loan commitments, the provision for credit losses increased from $1.1 million for the year ended December 31, 2023 to $1.4 million for the year ended December 31, 2024. The increase was due to loan growth during the period, the increase in nonperforming assets during the year described later in this release, as well as management’s consideration of macroeconomic uncertainty. The Bank recognized net charge-offs of $173,000 for the year ended December 31, 2024 compared to $469,000 for the same period in 2023.

Noninterest income increased $24,000 for the year ended December 31, 2024 as compared to the year ended December 31, 2023 primarily due to increases in gains on the sale of loans and service charges on deposit accounts of $133,000 and $59,000, respectively. These were partially offset by the Company recognizing a $374,000 loss on equity securities during the year ended December 31, 2024 compared to a $207,000 loss during the same period in 2023.

Noninterest expenses increased $1.8 million for the year ended December 31, 2024 as compared to the same period in 2023. This was primarily due to increases in professional fees, compensation and benefits, and other expenses of $663,000, $536,000 and $260,000, respectively, when comparing the two periods.   The increase in professional fees is primarily due to increased costs associated with the Company’s annual audit and fees being accrued for the Company’s ongoing core contract negotiations. The increase in compensation and benefits is due to standard increases in salary and wages as well as increases in the cost of Company-provided health insurance benefits. The increase in other expenses included a $90,000 increase in the Company’s support of local communities through sponsorships and donations, a $64,000 increase in check and debit card fraud losses, $30,000 in increased dues and subscriptions, and $25,000 in increased expenses related to employee training and education.

Income tax expense decreased $32,000 for the year ended December 31, 2024 as compared to the same period in 2023 resulting in an effective tax rate of 15.6% for the year ended December 31, 2024, compared to 14.9% for the same period in 2023.

Results of Operations for the Three Months Ended December 31, 2024 and 2023

The Company’s net income was $3.3 million, or $0.97 per diluted share, for the quarter ended December 31, 2024, compared to $3.1 million, or $0.93 per diluted share, for the quarter ended December 31, 2023.

Net interest income after provision for credit losses increased $822,000 for the quarter ended December 31, 2024 as compared to the same period in 2023. Interest income increased $1.6 million when comparing the periods due to an increase in the average tax-equivalent yield(1) on interest-earning assets from 4.20% for the fourth quarter of 2023 to 4.64% for the fourth quarter of 2024. Interest expense increased $693,000 when comparing the periods due to an increase in the average cost of interest-bearing liabilities from 1.51% for the fourth quarter of 2023 to 1.76% for the fourth quarter of 2024, in addition to an increase in the average balance of interest-bearing liabilities from $821.1 million for the fourth quarter of 2023 to $859.6 million for the fourth quarter of 2024. As a result of the changes in interest-earning assets and interest-bearing liabilities, the tax-equivalent net interest margin(1) increased from 3.11% for the quarter ended December 31, 2023 to 3.33% for the same period in 2024. Refer to the accompanying average balance sheet for more information regarding changes in the composition of the Company’s balance sheet and resulting yields and costs from the quarter ended December 31, 2023 to the quarter ended December 31, 2024.

Based on management’s analysis of the ACL on loans and unfunded loan commitments, the provision for credit losses increased from $308,000 for the quarter ended December 31, 2023 to $346,000 for the quarter ended December 31, 2024.   The Bank recognized net charge-offs of $24,000 and $89,000 for the quarters ended December 31, 2024 and 2023, respectively.

Noninterest income increased $103,000 for the quarter ended December 31, 2024 as compared to the same period in 2023.   The Company recognized increases in gain on sale of loans, service charges on deposit accounts, and an increase in the cash surrender value of bank owned life insurance policies of $56,000, $29,000, and $15,000, respectively, when comparing the two periods. These were partially offset by a $21,000 decrease in ATM and debit card fees. In addition, the Company recognized a $104,000 loss on equity securities during the quarter ended December 31, 2024 compared to a $121,000 loss during the same period in 2023.

Noninterest expense increased $567,000 for the quarter ended December 31, 2024 as compared to the same period in 2023, due primarily to increases in professional fees, compensation and benefits, and occupancy and equipment expenses of $239,000, $162,000, and $66,000, respectively. The increase in professional fees is primarily due to increased costs associated with the Company’s annual audit and fees being accrued for the Company’s ongoing core contract negotiations. The increase in compensation and benefits is due to standard increases in salary and wages as well as increases in the cost of Company-provided health insurance benefits. The increase in occupancy and equipment expenses is primarily due to increased depreciation expense and facility repairs.

Income tax expenses increased $206,000 for the fourth quarter of 2024 as compared to the fourth quarter of 2023. This was due primarily to the finalization of estimates associated with the Company’s investment in solar tax credit producing facilities during 2024. As a result, the effective tax rate for the quarter ended December 31, 2024 was 17.3% compared to 13.3% for the same period in 2023.

Comparison of Financial Condition at December 31, 2024 and 2023

Total assets were $1.19 billion at December 31, 2024 compared to $1.16 billion at December 31, 2023. Total cash and cash equivalents and net loans receivable increased $67.2 million and $16.8 million, respectively, from December 31, 2023 to December 31, 2024, while securities available for sale decreased $48.0 million during the same period. Deposits increased $41.2 million from $1.03 billion at December 31, 2023 to $1.07 billion at December 31, 2024.   The Bank had no borrowed funds outstanding at December 31, 2024 compared to $21.5 million in borrowings outstanding through the Federal Reserve Bank’s BTFP at December 31, 2023. Nonperforming assets (consisting of nonaccrual loans, accruing loans 90 days or more past due, and foreclosed real estate) increased from $1.8 million at December 31, 2023 to $4.5 million at December 31, 2024. The increase was primarily due to the nonaccrual classification of two commercial loan relationships totaling $2.6 million. Loans in the relationship are secured by a variety of real estate and business assets.

The Bank currently has 18 offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.

Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available through the Bank’s website at www.firstharrison.com. For more information and financial data about the Company, please visit Investor Relations at the Bank’s aforementioned website. The Bank can also be followed on Facebook.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. Forward-looking statements are not historical facts nor guarantees of future performance; rather, they are statements based on the Company’s current beliefs, assumptions, and expectations regarding its business strategies and their intended results and its future performance.

Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; competition; the ability of the Company to execute its business plan; legislative and regulatory changes; the quality and composition of the loan and investment portfolios; loan demand; deposit flows; changes in accounting principles and guidelines; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release, the Company’s reports, or made elsewhere from time to time by the Company or on its behalf. These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements after the date of this press release.

Contact:
Joshua Stevens
Chief Financial Officer
812-738-1570

(1) Reconciliations of the non–U.S. Generally Accepted Accounting Principles (“GAAP”) measures are set forth at the end of this press release.

FIRST CAPITAL, INC. AND SUBSIDIARIES
Consolidated Financial Highlights (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
OPERATING DATA	2024	2023	2024	2023
(Dollars in thousands, except per share data)

Total interest income	$13,192	$11,639	$50,471	$43,605
Total interest expense	3,784	3,091	14,681	9,017
Net interest income	9,408	8,548	35,790	34,588
Provision for credit losses	346	308	1,449	1,141
Net interest income after provision for credit losses	9,062	8,240	34,341	33,447

Total non-interest income	1,934	1,831	7,656	7,632
Total non-interest expense	7,047	6,480	27,828	26,028
Income before income taxes	3,949	3,591	14,169	15,051
Income tax expense	684	478	2,216	2,248
Net income	3,265	3,113	11,953	12,803
Less net income attributable to the noncontrolling interest	3	3	13	13
Net income attributable to First Capital, Inc.	$3,262	$3,110	$11,940	$12,790

Net income per share attributable to
First Capital, Inc. common shareholders:
Basic	$0.97	$0.93	$3.57	$3.82

Diluted	$0.97	$0.93	$3.57	$3.82

Weighted average common shares outstanding:
Basic	3,347,043	3,345,910	3,346,161	3,347,341

Diluted	3,347,321	3,345,910	3,346,161	3,347,341

OTHER FINANCIAL DATA

Cash dividends per share	$0.29	$0.27	$1.12	$1.08
Return on average assets (annualized)	1.10%	1.09%	1.02%	1.12%
Return on average equity (annualized)	11.33%	13.67%	10.97%	14.03%
Net interest margin	3.26%	3.03%	3.14%	3.08%
Net interest margin (tax-equivalent basis) (1)	3.33%	3.11%	3.20%	3.16%
Interest rate spread	2.81%	2.61%	2.69%	2.77%
Interest rate spread (tax-equivalent basis) (1)	2.88%	2.69%	2.76%	2.85%
Net overhead expense as a percentage of average assets (annualized)	2.38%	2.26%	2.38%	2.28%

	December 31,	December 31,
BALANCE SHEET INFORMATION	2024	2023

Cash and cash equivalents	$105,917	$38,670
Interest-bearing time deposits	2,695	3,920
Investment securities	396,243	444,271
Gross loans	640,480	622,414
Allowance for credit losses	9,281	8,005
Earning assets	1,119,944	1,083,898
Total assets	1,187,523	1,157,880
Deposits	1,066,439	1,025,211
Borrowed funds	-	21,500
Stockholders' equity, net of noncontrolling interest	114,599	105,233
Allowance for credit losses as a percent of gross loans	1.45%	1.29%
Non-performing assets:
Nonaccrual loans	4,483	1,751
Accruing loans past due 90 days	-	-
Foreclosed real estate	-	-
Regulatory capital ratios (Bank only):
Community Bank Leverage Ratio (2)	10.57%	9.92%

(1) See reconciliation of GAAP and non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Effective March 31, 2020, the Bank opted in to the Community Bank Leverage Ratio (CBLR) framework. As such, the other regulatory ratios are no longer provided.

FIRST CAPITAL, INC. AND SUBSIDIARIES
Consolidated Average Balance Sheets (Unaudited)

	For the Year ended December 31,
	2024			2023
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$624,193	$37,974	6.08%	$582,465	$33,153	5.69%
Tax-exempt (3)	9,805	377	3.84%	8,144	249	3.06%
Total loans	633,998	38,351	6.05%	590,609	33,402	5.66%

Investment securities:
Taxable (4)	333,195	6,918	2.08%	358,860	5,635	1.57%
Tax-exempt (3)	121,947	3,329	2.73%	147,667	4,236	2.87%
Total investment securities	455,142	10,247	2.25%	506,527	9,871	1.95%

Federal funds sold	45,563	2,357	5.17%	19,512	989	5.07%
Other interest-earning assets (5)	6,473	294	4.54%	7,078	285	4.03%
Total interest earning assets	1,141,176	51,249	4.49%	1,123,726	44,547	3.96%

Non-interest earning assets	28,479			20,140
Total assets	$1,169,655			$1,143,866

Interest bearing liabilities:
Interest-bearing demand deposits	$433,495	$6,086	1.40%	$447,895	$4,652	1.04%
Savings accounts	230,353	810	0.35%	255,126	917	0.36%
Time deposits	156,534	6,331	4.04%	91,423	2,672	2.92%
Total deposits	820,382	13,227	1.61%	794,444	8,241	1.04%

FHLB Advances	1,736	99	5.70%	6,084	340	5.59%
BTFP Advances	27,918	1,355	4.85%	8,632	436	5.05%
Total interest bearing liabilities	850,036	14,681	1.73%	809,160	9,017	1.11%

Non-interest bearing liabilities
Non-interest bearing deposits	203,699			236,471
Other liabilities	7,046			7,056
Total liabilities	1,060,781			1,052,687
Stockholders' equity (6)	108,874			91,179
Total liabilities and stockholders' equity	$1,169,655			$1,143,866

Net interest income (tax equivalent basis)		$36,568			$35,530
Less: tax equivalent adjustment		(778)			(942)
Net interest income		$35,790			$34,588

Interest rate spread			2.69%			2.77%
Interest rate spread (tax equivalent basis) (7)			2.76%			2.85%
Net interest margin			3.14%			3.08%
Net interest margin (tax equivalent basis) (7)			3.20%			3.16%
Ratio of average interest earning assets to average interest bearing liabilities			134.25%			138.88%

(1) Interest income on loans includes fee income of $727,000 and $961,000 for the years ended December 31, 2024 and 2023, respectively.
(2) Average loan balances include loans held for sale and nonperforming loans.
(3) Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.
(4) Includes taxable debt and equity securities and FHLB Stock.
(5) Includes interest-bearing deposits with banks and interest-bearing time deposits.
(6) Stockholders' equity attributable to First Capital, Inc.
(7) Reconciliations of the non-U.S. GAAP measures are set forth at the end of this press release.

FIRST CAPITAL, INC. AND SUBSIDIARIES
Consolidated Average Balance Sheets (Unaudited)

	For the Three Months ended December 31,
	2024			2023
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
(Dollars in thousands)
Interest earning assets:
Loans (1) (2):
Taxable	$627,125	$9,748	6.22%	$608,688	$9,018	5.93%
Tax-exempt (3)	11,339	123	4.34%	8,079	63	3.12%
Total loans	638,464	9,871	6.18%	616,767	9,081	5.89%

Investment securities:
Taxable (4)	314,345	1,739	2.21%	352,377	1,521	1.73%
Tax-exempt (3)	121,445	838	2.76%	139,865	996	2.85%
Total investment securities	435,790	2,577	2.37%	492,242	2,517	2.05%

Federal funds sold	72,271	867	4.80%	13,765	194	5.64%
Other interest-earning assets (5)	6,884	78	4.53%	6,386	69	4.32%
Total interest earning assets	1,153,409	13,393	4.64%	1,129,160	11,861	4.20%

Non-interest earning assets	30,640			16,953
Total assets	$1,184,049			$1,146,113

Interest bearing liabilities:
Interest-bearing demand deposits	$437,573	$1,535	1.40%	$427,832	$1,413	1.32%
Savings accounts	224,311	159	0.28%	239,355	146	0.24%
Time deposits	185,112	1,936	4.18%	122,163	1,104	3.61%
Total deposits	846,996	3,630	1.71%	789,350	2,663	1.35%

FHLB Advances	-	-	-	16,321	232	5.69%
BTFP Advances	12,621	154	4.88%	15,402	196	5.09%
Total interest bearing liabilities	859,617	3,784	1.76%	821,073	3,091	1.51%

Non-interest bearing liabilities
Non-interest bearing deposits	202,008			227,613
Other liabilities	7,294			6,415
Total liabilities	209,302			234,028
Stockholders' equity (6)	115,130			91,012
Total liabilities and stockholders' equity	$1,184,049			$1,146,113

Net interest income (tax equivalent basis)		$9,609			$8,770
Less: tax equivalent adjustment		(201)			(222)
Net interest income		$9,408			$8,548

Interest rate spread			2.81%			2.61%
Interest rate spread (tax-equivalent basis) (7)			2.88%			2.69%
Net interest margin			3.26%			3.03%
Net interest margin (tax-equivalent basis) (7)			3.33%			3.11%
Ratio of average interest earning assets to average interest bearing liabilities			134.18%			137.52%

(1) Interest income on loans includes fee income of $210,000 and $180,000 for the three months ended December 31, 2024 and 2023, respectively.
(2) Average loan balances include loans held for sale and nonperforming loans.
(3) Tax-exempt income has been adjusted to a tax-equivalent basis using the federal marginal tax rate of 21%.
(4) Includes taxable debt and equity securities and FHLB Stock.
(5) Includes interest-bearing deposits with banks and interest-bearing time deposits.
(6) Stockholders' equity attributable to First Capital, Inc.
(7) Reconciliations of the non-U.S. GAAP measures are set forth at the end of this press release.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management uses these "non-GAAP" measures in its analysis of the Company's performance. Management believes that these non-GAAP financial measures allow for better comparability with prior periods, as well as with peers in the industry who provide a similar presentation, and provide a further understanding of the Company's ongoing operations. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
(Dollars in thousands)
Net interest income (A)	$9,408	$8,548	$35,790	$34,588
Add: Tax-equivalent adjustment	201	222	778	942
Tax-equivalent net interest income (B)	9,609	8,770	36,568	35,530
Average interest earning assets (C)	1,153,409	1,129,160	1,141,176	1,123,726
Net interest margin (A)/(C)	3.26%	3.03%	3.14%	3.08%
Net interest margin (tax-equivalent basis) (B)/(C)	3.33%	3.11%	3.20%	3.16%

Total interest income (D)	$13,192	$11,639	$50,471	$43,605
Add: Tax-equivalent adjustment	201	222	778	942
Total interest income tax-equivalent basis (E)	13,393	11,861	51,249	44,547
Average interest earning assets (F)	1,153,409	1,129,160	1,141,176	1,123,726
Average yield on interest earning assets (D)/(F); (G)	4.57%	4.12%	4.42%	3.88%
Average yield on interest earning assets tax-equivalent (E)/(F); (H)	4.64%	4.20%	4.49%	3.96%
Average cost of interest bearing liabilities (I)	1.76%	1.51%	1.73%	1.11%
Interest rate spread (G)-(I)	2.81%	2.61%	2.69%	2.77%
Interest rate spread tax-equivalent (H)-(I)	2.88%	2.69%	2.76%	2.85%